SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): DECEMBER 3, 2002

                               IMPROVENET, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                (State or other Jurisdiction of Incorporation)

                000-29927                    77-0452868
           (Commission File No.) (IRS Employer identification No.)

                              1286 ODDSTAD DRIVE
                            REDWOOD CITY, CA 94063

            (Address of principal executive offices and Zip Code)

      Registrant's telephone number, including area code: (650) 839-8752




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ITEM 5. OTHER EVENTS

         On December 3, 2002 ImproveNet, Inc. announced that it will commence a tender offer on Wednesday, December 4, 2002, in which it will offer to purchase all of its outstanding common stock for cash in the amount of $0.14 per share. The offer will expire at 5:00 P.M New York City time on January 2, 2002, and is subject to terms and conditions explained in detail in an Offer to Purchase that will be mailed to stockholders beginning December 4, 2002. The offer will be made as part of a previously announced transaction that also includes the merger of ImproveNet and eTechLogix, Inc., and remains subject to the closing of the merger. The offer to purchase will be accompanied by a transmittal letter, which stockholders may use to tender their shares to ImproveNet. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

         ImproveNet advises its stockholders to read ImproveNet's Tender Offer Statement, Offer to Purchase and Letter of Transmittal when these documents become available because they will contain important information. These documents will be available without charge on ImproveNet's website by clicking "About Us" and going to the "For Investors" page, and will also be available without charge on the SEC's website at www.sec.gov.

         This Current Report incorporates by reference a statement concerning forward-looking statements made under the Private Litigation Reform Act of 1995. The safe harbors provided under the Act with respect to forward-looking statements are not available to statements made in connection with a tender offer.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

EXHIBIT NUMBER      DESCRIPTION
                    -----------

99.1                Press Release dated December 3, 2002




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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2002            IMPROVENET, INC.


                                    /s/ Brian Evans
                                    ---------------------
                                    Brian Evans
                                    Secretary and General Counsel






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                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION
                    -----------

99.1                Press Release dated December 3, 2002